UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 17, 2010


                          AMERICAN PARAMOUNT GOLD CORP.
             (Exact name of registrant as specified in its charter)


          Nevada                      333-138148                 20-5243308
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

29733 Niguel Road, Suite A, Laguna Niguel, CA                       92677
  (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code (949) 481-5396


                              ZEBRA RESOURCES, INC.
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

Effective March 17, 2010, we effected a one (1) old for two (2) new forward stock split of our issued and outstanding common stock. As a result, our authorized capital increased from 75,000,000 to 150,000,000 shares of common stock and our issued and outstanding increased from 32,000,000 shares of common stock to 64,000,000 shares of common stock, all with a par value of $0.001.

Also effective March 17, 2010, we changed our name from "Zebra Resources, Inc." to "American Paramount Gold Corp.", by way of a merger with our wholly owned subsidiary American Paramount Gold Corp., which was formed solely for the change of name.

ITEM 7.01 REGULATION FD DISCLOSURE

The  name  change  and  forward   stock  split   becomes   effective   with  the
Over-the-Counter Bulletin Board at the opening for trading on April 12, 2010 under the new stock symbol "APGA". Our new CUSIP number is 02882T 105.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.01 Articles of Merger

3.02 Certificate of Change

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PARAMOUNT GOLD CORP.


/s/ Dan Gravelle
------------------------------
Dan Gravelle
President and Director

Date: April 12, 2010


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